EXHIBIT 99.19


                INCENTIVE STOCK OPTION AGREEMENT
                 (Granted Pursuant to the 1995
                  Incentive Stock Option Plan
               of Control Resources Corporation)


           AGREEMENT, dated as of ______________________, 199_ between

Control  Resources  Corporation,  a  Delaware  corporation   (the
"Company"), and __________________________ (the "Optionee").

          WHEREAS, the Optionee is now employed by the Company in
a  key capacity and the Company desires to have him remain in the
employment  of  the  Company  so  that  he  may  have  a   direct
proprietary interest in its success.

            NOW,   THEREFORE,  in  consideration  of  the  mutual
covenants and agreements hereinafter set forth, the parties hereto agree as follows:

          1. Pursuant to the Control Resources Corporation 1995 Incentive Stock Option Plan (the "Plan") and subject to the terms and conditions set forth therein, which are incorporated herein by reference, the Company hereby grants to the Optionee during
the   period  commencing  on  the  date  hereof  and  ending   on
______ 2006, the option ("Stock Option") to purchase from the Company, from time to time, as hereinafter more specifically
stated, at a price of $  .   per share (the "Option Price") up to
shares (the "Shares") of the Company's Common Stock, par value $.Ol per share. This Stock Option may be exercised in whole at any time during said period or in part from time to time during said period, in minimum amounts of Shares or, in the event that less than Shares remain available to be exercised hereunder, the balance of Shares remaining to be exercised, subject to the provisions of Section 2 of this Agreement.

           2. Subject to the other terms of this Agreement concerning the exercisability of this Stock Option, the Stock
Option shall become vested and the Shares subject to the Stock Option shall become exercisable in cumulative stages as follows:

                                   This Stock Option Shall
                                   Become Exercisable With
                                   Respect to the Following
On or After This Date              Cumulative Number of Shares
---------------------              ---------------------------



This Stock Option may be exercised, from time to time, by the delivery to the Treasurer of the Company of a written notice, signed by the Optionee, specifying the number of Shares the Optionee desires to purchase. If the written notice is mailed, the date of its receipt by the Treasurer of the Company shall be considered the date of exercise of this Stock Option by the Optionee.

          The written notice of exercise of this Stock Option, in whole or in part, by the Optionee, shall be accompanied by a check made payable in United States dollars to the order of the Company in an amount equal to the Option Price multiplied by the number of Shares the Optionee desires to purchase and the Company shall delin,er to the Optionee a certificate representing the number of Shares purchased by the Optionee and registered in the Optionee's name.
           3. This Stock Option shall terminate and be of no force or effect upon the happening of the first to occur of the following events:

                (a) The expiration of the time allowed for exercise of this Stock Option as specified in Section I hereof;
or

                (b) The termination of the employment of the Optionee by the Company for "good cause", which shall be defined as (i) a material breach by Optionee of the duties and responsibilities of Optionee as an employee of the Company, including but not limited to the poor performance of such duties and responsibilities, (ii) the Optionee's non-compliance with any rules of conduct that the Company has established for its employees, (iii) the Optionee's improper disclosure of trade secrets or other confidential information of the Company, (iv) any defalcation by the Optionee of the Company's funds or assets, or (v) the Optionee's conviction of a felony; or

                (c) The expiration of thirty days after the date of the termination (for any reason other than "good cause" or Optionee's death) of the Optionee's employment by the Company (for any reason other than in the case of "good cause" or his death while in the employ of the Company); or

                (d) The expiration of six months after the date of death of the Optionee while in the employ of the Company.

          The Optionee's termination of employment by the Company for "good cause" shall constitute an offer by the Optionee to sell and the Company thereupon shall have the right (but not the obligation) to repurchase at the Option Price all Shares then owned by the Optionee which were acquired pursuant to the Plan. Such repurchase shall take place at a closing to be held at the offices of the Company at 12 noon on a date that is no more than two business days after the termination of Optionee's employment by the Company for "good cause". Optionee shall deliver to the Company certificates representing the Shares subject to such repurchase, duly endorsed or accompanied by a duly executed blank stock power and the Company shall deliver to Optionee cash or a check in an amount equal to the product of the Option Price and the number of Shares subject to such repurchase.

           4. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom this Stock Option may be transferred by Will or by the laws of descent and distribution, it shall be deemed to include such person or persons.

           5. This Stock Option is not transferable by the Optionee otherwise than by Will or the laws of descent and distribution and, during the Optionee's lifetime, is exercisable only by Optionee. No attempted assignment or transfer of this Stock Option or the rights represented hereby, whether voluntary or involuntary, or by operation of law or otherwise, except by Will or the law of descent and distribution, shall vest in the assignee or transferee any interest or right herein whatsoever.

           6. The Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any Shares which may be purchased pursuant to this Stock Option and as to which this Stock Option has not been exercised and payment and delivery made as provided herein.

          7. The Company shall give the Optionee written notice of any impending sale of which the Company is aware of 10% or more of the outstanding Common Stock of the Company to any party who is not an owner of Common Stock of the Company on the date of this Agreement.

           8.    The  existence of this Stock  Option  shall  not
affect in any way the right or power of the Company or its stockholders to make or authorize any recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of convertible debt or preferred stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

           9. (a) In the event of an increase or reduction of the number of shares of Common Stock outstanding without the receipt of consideration by the Company (for any reason, including, without limitation, a subdivision, consolidation or other capital adjustment or a stock dividend), then (i) if any increase in the number of shares of Common Stock outstanding, the number of shares of Common Stock then remaining subject to this Stock Option shall be proportionately increased and the Option Price shall be proportionately reduced, and (ii) if a reduction in the number of shares of Common Stock outstanding, the number of shares of Common Stock then remaining subject to this Stock Option shall be proportionately reduced and the Option Price shall be proportionately increased.

           (b) In the event the Company issues shares of Common Stock after the date hereof for a net consideration per share less than the fair market value per share of the Common Stock (as last determined prior to such issuance by the Stock Option Plan Committee pursuant to the Plan), the number of such shares which may, at the time of such issuance, be purchased upon exercise of this Stock Option and the Option Price shall be adjusted as provided in this Section 9(b). Upon such issuance, the Option Price (as theretofore adjusted) shall be adjusted to a price (to the nearest cent) determined by dividing (A) an amount equal to the sum of (i) the number of shares of the Company's Common Stock outstanding immediately prior to such issuance multiplied by the Option Price (as theretofore adjusted) plus (ii) the net consideration received by the Company upon such issuance by (B) the total number of shares of the Company's Common Stock outstanding immediately after such issuance. Upon each adjustment in the Option Price as provided by the preceding sentence, the number of shares of Common Stock which may be purchased upon exercise of this Stock Option shall be adjusted by dividing (1) the Option Price (as in effect immediately prior to the adjustment therein) multiplied by the number of shares of Common Stock which may be purchased upon exercise of this Stock Option by (11) the Option Price (as in effect immediately following the adjustment therein). The conversion of securities which are convertible into the Company's Common Stock shall constitute the issuance of the Company's Common Stock at the time of said conversion for a net consideration equal to the sum of the net consideration received by the Company upon issuance of said convertible security and the net consideration received by the Company upon said conversion.

           10. If the Company at any time registers any of its shares of Common Stock on Form S-1 or other form of general applicability with respect to the Company's Common Stock under the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued thereunder, as they each may, from time to time, be in effect (the "Securities Act") for sale to the public, whether for its own account or for the account of the officers or directors of the Company, the Company will use its best efforts to register the Stock Options granted pursuant to this Agreement on Form S-8 or other form of general applicability with respect to the Company's Stock Options and register or qualify the Stock Options under the securities or blue sky laws of such jurisdictions in which the Company has registered its Common Stock within one year after the offering of the Company's Common Stock to the public; provided, however, that in no event will the filing of Form S-8 or other form of general applicability with respect to the Stock Options by the Company cause the Company to breach any reasonable agreement between the Company and any underwriter chosen by the Company to underwrite the offering of the Company's Common Stock or cause the Company to violate the Securities Act or any applicable securities or blue sky laws of such jurisdictions in which the Company has registered its Common Stock.

           11. (a) After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, the Optionee shall, at no additional cost, be entitled, upon exercise of this Stock Option, to receive the number and class of shares of stock or other securities to which the Optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation had the Optionee been the holder of record of a number of such shares of Common Stock of the Company equal to the number of such shares which the Optionee may purchase upon exercise of this Stock Option. The Company's Board of Directors shall determine, in its absolute and uncontrolled discretion, the adjustment to be made and the extent thereof.

                 (b) The Company shall give the Optionee reasonable notice in written form of the dissolution or liquidation of the Company, or upon the merger of the Company into  another  corporation, or the consolidation of  the  Company with one or more other corporations and one of such other corporations or a new corporation shall be the resulting or surviving corporation. Anything herein contained to the contrary notwithstanding, upon the dissolution or liquidation of the Company, this Stock Option shall terminate and be of no force or effect; provided, however, the Optionee shall have the right immediately prior to such dissolution or liquidation to exercise this Stock Option with respect to any or all shares of Common Stock hereby optioned to the extent that the same has not been exercised and regardless of whether such shares were then available for purchase hereunder. Anything herein to the contrary notwithstanding, in the event of any such merger or consolidation, this Stock Option shall become a Stock Option to purchase on the terms and conditions herein set forth that number of shares of the resulting or surviving corporation as is equal to the number of shares that the Optionee would have obtained had the Optionee fully exercised this Stock Option immediately prior to such merger or consolidation. If for any reason the resulting or surviving corporation does not agree to such conversion of this Stock Option then the Stock Option shall become fully and immediately exercisable.

           12. Anything in this Agreement to the contrary notwithstanding, if, at any time specified herein for the delivery of shares of Common Stock to the Optionee, any law or regulations of any governmental authority having jurisdiction in the matter shall require either the Company or the Optionee to take any action or refrain from action in connection therewith, the delivery of such shares shall be deferred until such action shall have been taken or such restriction or action shall have been removed.

           13. As a condition of the granting of this Stock Option, the Optionee agrees that any dispute or disagreement which shall arise under this Agreement shall be reasonably determined by the Company's Board of Directors and any such determination by the Board of Directors shall be final, binding and conclusive on all persons affected thereby.

           14. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the Company at 16-00 Pollitt Drive, Fair
Lawn, NJ 07410; and to the Optionee at                          .
Either party may designate some other address by written notice to the other party.

           IN WITNESS WHEREOF, the Company and the Optionee have duly executed this Agreement as of the date first set forth above.

                    CONTROL RESOURCES CORPORATION



                    By:     _____________________________
                            Chief Executive Officer


                            _____________________________
                            (OPTIONEE)